                           REGISTRATION RIGHTS AGREEMENT

     THIS AGREEMENT is made as of May 17, 1999, between GreatFood.com, Inc., a Washington corporation (the "Company"), and the persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser").

     The parties to this Agreement are parties to a Purchase Agreement of even date herewith (the "Purchase Agreement"). In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in the Purchase Agreement.

     The parties hereto agree as follows:

     1.   DEMAND REGISTRATIONS.

          a. REQUESTS FOR REGISTRATION. At any time after the earlier to occur of (i) six months following the closing of the Company's initial public offering or (ii) the date one year from the date hereof, the holders of at least a majority of the Registrable Securities (as defined below) may request registration under the Securities Act of 1933, as amended (the "Securities Act") of all or part of their Registrable Securities on Form S-1 or any similar long-form registration or on Form S-3 or any similar short-form registration if available. Such request for a Demand Registration (as defined herein) shall specify (i) the number of Registrable Securities requested to be registered, (ii) the anticipated per share price range for such offering, and (iii) if such holders wish to sell Registrable Securities in a market other than in a public trading market, the intended method of distribution. Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and, subject to the limitation set forth in Section l(d) hereof, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. Any registration requested pursuant to this paragraph l(a) is referred to herein as "Demand Registration."

          b. LIMIT ON REGISTRATIONS. The holders of Registrable Securities will be entitled to request one Demand Registration for which the Company will pay all Registration Expenses (as defined in Section 5(a) below). A registration will not count as the permitted Demand Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 70% of the Registrable Securities requested to be included in such registration; provided that in any event the Company will pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective.

          c. PRIORITY ON DEMAND REGISTRATIONS. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

          d. RESTRICTIONS ON DEMAND REGISTRATIONS. The Company will not be obligated to effect a Demand Registration within six months after the effective date of a registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Company determines in its reasonable discretion that such Demand Registration could reasonably be expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as the permitted Demand Registration hereunder.

          e. SELECTION OF UNDERWRITERS. The holders of a majority of the Registrable Securities initially requesting a Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, with the consent of the Company, which consent shall not be unreasonably withheld.

          f. OTHER REGISTRATION RIGHTS. Except as provided in this Agreement or already outstanding as of the date of this Agreement, the Company will not, after the date hereof, grant to any individual, partnership, corporation, limited liability company, trust, joint venture or other entity without limitation ("Person") the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least a majority of the Registrable Securities, which consent shall not be unreasonably withheld.

          g. REGISTRABLE SECURITIES. "Registrable Securities" means (i) any Common Stock issued upon the conversion of any Series C Preferred Stock issued pursuant to the Purchase Agreement, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

     2.   PIGGYBACK REGISTRATIONS.

          a. RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-8) and the registration form to be used may be used for the registration of Registrable Securities for sale for cash (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration, which notice shall specify whether such offer will be underwritten and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten days after the receipt of the Company's notice.

          b. PIGGYBACK EXPENSES. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

          c. PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, including the proposed price for the securities, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

          d. PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, including the proposed price for the securities, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

     3.   HOLDBACK AGREEMENTS.

          a. Each holder and any transferee or assignee hereby agrees that, if so requested by the Company and the underwriter (if any) in connection with the Company's initial public offering, such holder and any such transferee or assignee shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the underwriter for such period of time (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Securities Act as may be requested by the underwriter.

          b. The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such 90-day period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree. Notwithstanding the foregoing, the Company may (i) issue securities upon exercise or conversion of rights or other securities outstanding on the date of execution of the underwriting agreement in connection with such underwritten Demand Registration or underwritten Piggyback Registration and
(ii) issue equity securities in the ordinary course of business pursuant to the Company's 1997 Stock Incentive Plan.

     4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          a. prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

          b. prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or until holders of the Registrable
Securities have completed the distribution, whichever is earlier, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          c. furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          d. use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions (a) in the case of a Demand Registration, as any seller reasonably requests, (b) in the case of a Piggyback Registration, in such jurisdictions as are specified in the notice sent pursuant to Section 2(a), and (c) do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, in each case, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          e. notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          f. cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on The Nasdaq Stock Market and, if listed on The Nasdaq Stock Market, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a "national market system security" of The Nasdaq Stock Market within the meaning of Rule 1lAa2-1 of the Securities and Exchange Commission or, failing that, to secure Nasdaq authorization for such Registrable Securities and, without limiting the generality of the foregoing, use its reasonable best efforts to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          g. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          h. enter into such customary agreements satisfactory to the Company in its reasonable discretion (including underwriting agreements in customary form);

          i. make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter upon reasonable notice and at reasonable times, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply upon reasonable notice and at reasonable times, all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          j. otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          k. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

          l. use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

          m. obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 40% of the securities covered by such registration statement).

     5.   REGISTRATION EXPENSES.

          a. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding fees, discounts and commissions attributable to Registrable Securities) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this

Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on The Nasdaq Stock Market.

          b. In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable and documented fees and disbursements of counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration, not to exceed $10,000.

          c. To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses, including without limitation underwriting fees, discounts and commissions, allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     6.   INDEMNIFICATION.

          a. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities
Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          b. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          c. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          d. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The indemnifying party also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the indemnifying party indemnification is unavailable for any reason in such proportion as is appropriate to reflect the relative fault of the indemnifying and indemnified parties.

     7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     8.   MISCELLANEOUS.

          a. NO INCONSISTENT AGREEMENTS. Without the prior consent of the holders of at least a majority of the Registrable Securities, the Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          b. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

          c. REMEDIES. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically and to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

          d. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least as a majority of the Registrable Securities.

          e. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          f. TRANSFER OF RIGHTS. The right to cause the Company to register securities granted by the Company to the Purchasers under this Agreement may be assigned by any holder to a transferee or assignee of any Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a holder, (b) is a holder's family member or trust for the benefit of an individual holder or (c) acquires at least 100,000 shares of such holder's Registrable Securities (adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like); provided, however, that (i) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned, (ii) the transferee or assignee of such rights must not be a person deemed by the Board of Directors of the Company in its reasonable judgment, to be a competitor or potential competitor of the Company and (iii) the transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

          g. INCORPORATION OF PURCHASE AGREEMENT PROVISIONS. The sections entitled "Severability," "Counterparts," "Descriptive Headings; Interpretation," and "Governing Law" of the Purchase Agreement are hereby incorporated in this Agreement by reference and made a part hereof, except that the provisions of such paragraphs shall refer to this Agreement rather than the Purchase Agreement and shall continue to apply hereto regardless of whether the Purchase Agreement is no longer in effect.

          h. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), transmitted by electronic mail or facsimile, or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to each Purchaser at the addresses indicated on the Schedule of Purchasers and to the Company at the address indicated below:

          To the Company:     GreatFood.com, Inc.
                              2731 Eastlake Avenue East
                              Seattle, WA 98102
                              Attention: Benjamin Nourse

          With a copy to:     Heller Ehrman White & McAuliff
                              6100 Columbia Center
                              701 Fifth Avenue
                              Seattle, WA 98104-7098
                              Attention: Thomas Hodge

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              GREATFOOD.COM, INC.


                              By    /s/ Benjamin C. Nourse
                                -------------------------------------
                              Name:     Benjamin C. Nourse
                                   ----------------------------------
                              Title:    CEO
                                    ---------------------------------

                             RIVERSIDE PARTNERSHIP


                              By:  RIVERSIDE L.L.C.,
                                   its Managing General Partner

                              By:  FIRST ANALYSIS MANAGEMENT
                                   COMPANY III, L.L.C.
                                   its Manager


                              By:  /s/ Mark Koulogeorge
                                 ------------------------------------
                                   Mark Koulogeorge


                                   /s/ Mark Koulogeorge
                              ---------------------------------------
                              MARK KOULOGEORGE


                                   /s/ Alex Kim
                              ---------------------------------------
                              ALEX KIM

                              THE PRODUCTIVITY FUND IV, L.P.
                              a Delaware limited partnership


                              By:  First Analysis Management Company III,
                                   L.L.C., a General Manager


                              By:  /s/ Mark Koulogeorge
                                 ------------------------------------
                                   Mark Koulogeorge

                             SCHEDULE OF PURCHASERS

Riverside Partnership

The Productivity Fund IV, L.P.

Mark Koulogeorge

Alex Kim